UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 200549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      July 2, 2007
New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 S. State College Blvd., Suite 650, Anaheim, CA	92806

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code  (714) 940-8000
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Series C Stock and Warrant Purchase Agreement
On July 2, 2007, New Horizons Worldwide, Inc. (the “Company”) entered into the Series C Stock and Warrant Purchase Agreement (the “Purchase Agreement”) among the Company, ATMF New Horizons, LLC (“ATMF”), NH Investment LLC, Alkhaleej Training and Education Corporation (“Alkhaleej”), Utopia Growth Fund, Utopia Core Fund, Utopia Core Conservative Fund and Utopia Yield Income Fund (the “Series C Stockholders”), whereby the Series C Stockholders purchased (i) 172,043 shares of Series C Convertible Preferred Stock, without par value (“Series C Shares”), convertible into 5,333,333 shares of Common Stock, $.01 par value (“Common Shares”) of the Company and (ii) 1,066,667 Series C Warrants to purchase Common Shares (the “Series C Warrants”) of the Company for the aggregate amount of $3,999,999.75. The terms of the Series C Shares are described in Item 3.03 below.
A copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference, and interested persons are encouraged to read the Purchase Agreement in its entirety. The description of the Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement contains certain customary representations and warranties that the Company made to and solely for the benefit of the Series C Stockholders. These representations and warranties were made as of specific dates, and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties to the Purchase Agreement have exchanged in connection with signing the Purchase Agreement. While the Company does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules may contain information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Pursuant to the terms of the Purchase Agreement, the Company has agreed, within thirty days following July 3, 2007 or the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007, whichever is later, to file preliminary proxy materials with the Securities and Exchange Commission for the purpose of holding a meeting of the Company’s stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized Common Shares of the Company to 30,000,000 (the “Certificate Amendment”). Following approval of the Certificate Amendment and filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the Company has agreed to reserve and keep available out of its authorized but unissued shares of Common Stock, not less than the maximum number of shares that would then be issuable upon conversion of all outstanding Series C Shares and exercise of the Series C Warrants.
Pursuant to the terms of the Purchase Agreement, the Company is obligated to indemnify the Series C Stockholders, and their respective directors, officers, agents, attorneys and employees from all liabilities, losses, reasonable costs or expenses (including reasonable attorneys’ fees and expenses) that arise out of claims, demands, actions or causes of action, with certain exceptions, that arise out of misrepresentations or breaches of covenants made by the Company in the Purchase Agreement.
Series C Warrants to Purchase Common Shares
The Company issued the Series C Warrants to purchase an aggregate of 1,066,667 Common Shares of the Company (the “Series C Warrant Shares”) to the Series C Stockholders. The Series C Warrants entitle the holder to exercise the warrants from and after July 3, 2007, until July 3, 2012, at an exercise price of $0.75 per Common Share. The exercise price is subject to adjustment under certain circumstances as specified in the terms of the Series C Warrants. The Series C Warrants are not exercisable and are subject to cancellation in whole or in part commencing January 1, 2010 and ending three months prior to their expiration if the market value of the Common Shares for which the warrants are exercisable exceeds certain amounts. Specifically, if the market value of a Common Share equals or exceeds $.75 compounded at an annual growth rate equal to or greater than fifty percent (50%), then one-half of the Series C Warrants shall be cancelled, and if the market value of a Common Share equals or exceeds $.75 compounded at an annual growth rate equal to or greater than seventy percent (70%), then all or the remaining one-half of the Series C Warrants shall be cancelled. The fair market value of the Company’s Common Shares is to be determined by reference to the volume weighted average trading price for twenty (20) consecutive trading days if such shares are then being traded on an exchange, and if not, by reference to a formula based on the Company’s earnings before interest, taxes, depreciation and amortization and the amounts of its indebtedness and cash.
The holders of Series C Warrant Shares are entitled to registration rights under the Second Amended and Restated Registration Rights Agreement discussed below. The holders of Series C Warrant Shares are also subject to the voting obligations and transfer restrictions set forth in the Second Amended and Restated Stockholders’ Agreement discussed below. A copy of the form of Series C Warrant is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Series C Warrants is qualified in its entirety by reference to the full text of the Series C Warrant.
Amended Credit Agreement
On July 3, 2007, the Company entered into Amendment No. 1 (the “Credit Amendment”) to the Credit Agreement dated July 19, 2006 (the “Credit Agreement”) among the Company, Camden Partners Strategic III, LLC (“Camden LLC”), as administrative agent, Camden Partners Strategic Fund III, L.P. (“Camden III”), Camden Partners Strategic Fund III-A, L.P., (“Camden III-A”), George S. Rich and Alkhaleej (collectively, the “Lenders”). A copy of the Credit Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 19, 2006, and is incorporated herein by reference. A copy of the Credit Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference, and interested persons are encouraged to read both the Credit Agreement and the Credit Amendment in their entirety. The description of the Credit Amendment in this Item 1.01 is qualified in its entirety by reference to the full text of the Credit Amendment.
The Credit Amendment amends the Credit Agreement by providing revised definitions for certain terms, including “Adjusted EBITDA,” “Change of Control,” “Maturity Date,” “Series A Warrants,” “Series B Warrants” and “Warrants,” and adds several new definitions to the Credit Agreement, including several definitions concerning the Company’s new Series C Stock, Series C Warrants and Series C Investors. The Credit Amendment amends and restates sections of the Credit Agreement concerning “Other Indebtedness,” “Guarantees,” “Distributions,” “Capital Expenditures,” “Amendments” and “Changes of Fiscal Periods.” Further, the Credit Amendment adds a provision to the Credit Agreement requiring the Company to file preliminary proxy materials concerning a meeting of the Company’s stockholders with the Securities and Exchange Commission within thirty days of the later of (a) the sale of the Series C Shares and (b) the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending on March 31, 2007.
Amended and Restated Series A-1 Warrants, Amended and Restated Series B-1 Warrants, Series A-2 Warrants and Series B-2 Warrants
In order to secure waivers from the Lenders and to induce the Lenders to agree to the Credit Amendment, and in order to satisfy certain anti-dilution adjustments set forth in the Company’s Series A Warrants and Series B Warrants issued pursuant to the Credit Agreement, (i) the Series A Warrants and the Series B Warrants have been amended to reduce the price per Common Share at which the warrants can be exercised from $1.50 to $0.90, and (ii) 1,135,153 additional Warrants have been issued at an exercise price of $.90 per Common Share and having a term of five years, subject to cancellation as provided for in the terms thereof. Forms of the Amended and Restated Series A-1 Warrants, Amended and Restated Series B-1 Warrants, Series A-2 Warrants and Series B-2 Warrants are attached hereto as Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and the foregoing description of such Warrants is qualified in its entirety by reference to the full text of such Warrants. The Amended and Restated Series A-1 Warrants, Amended and Restated Series B-1 Warrants, Series A-2 Warrants, Series B-2 Warrants and Series C Warrants are herein collectively referred to as the “Warrants” and the holders thereof as the “Warrant Holders.”
Second Amended and Restated Stockholders’ Agreement
The Company previously entered into an Amended and Restated Stockholders’ Agreement with Camden III and Camden III-A (the “Series B Stockholders”), and the Lenders as holders of the Series A Warrants and Series B Warrants (the “Original Warrant Holders”), dated as of July 19, 2006 (the “Amended Stockholders’ Agreement”). The Amended Stockholders’ Agreement amended and restated the Stockholders’ Agreement, dated as of February 7, 2005, and was filed as Exhibit 10.2 to the Company’s current report on Form 8-K dated February 11, 2005. A copy of the Amended Stockholders’ Agreement was attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K dated July 19, 2006.
On July 3, 2007, the Company entered into a Second Amended and Restated Stockholders’ Agreement with the Series B Stockholders, the Series C Stockholders and the Warrant Holders (the “Second Amended Stockholders’ Agreement”). A copy of the Second Amended Stockholders’ Agreement is attached hereto as Exhibit 10.8 and is incorporated herein by reference.
Pursuant to the Second Amended Stockholders’ Agreement, the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) and the Series C Certificate of Designation (as defined in Item 3.03 below), the Series B Stockholders are entitled to elect three directors to the Board of Directors (the “Series B

Preferred Directors”) and the Series C Stockholders are entitled to elect two directors to the Board of Directors (the “Series C Preferred Directors”). All other directors of the Company are to be elected by the holders of Common Shares, the Series B Stockholders and the Series C Stockholders voting as a single class, on an as-converted basis. Pursuant to the Second Amended Stockholders’ Agreement, for so long as the Series B Stockholders and the Series C Stockholders are entitled to elect Series B Preferred Directors and Series C Preferred Directors, respectively, the Company, each Series B Stockholder, each Series C Stockholder and each Warrant Holder are required to take certain actions, including, without limitation, to establish the size of the Board at nine directors, to elect to the Board of Directors the Series B Preferred Directors (with such directors initially being Donald Hughes, David L. Warnock and Alwaleed Aldryann) and to elect to the Board of Directors the Series C Preferred Directors (with such directors initially being Arnold Jacob and Robert Orley). Additionally, the Series B Stockholders and the Series C Stockholders are required to vote all of their shares in favor of the directors proposed by the Board of Directors’ Governance Committee, and each Series B Stockholder, each Series C Stockholder and each Warrant Holder agreed to vote all of their shares in favor of the election of Curtis Lee Smith, Jr., William H. Heller and Richard L. Osborne to the Board of Directors for terms expiring at the Company’s annual meeting of shareholders in 2009.
Under the terms of the Second Amended Stockholders’ Agreement, for as long as the loan under the Credit Agreement is outstanding or Alkhaleej beneficially holds not less than 75% of the Amended and Restated Series A-1 Warrants issued, or the Common Stock issued pursuant to such warrants, the Company, the Series B Stockholders and Alkhaleej shall take all steps necessary to retain Mr. Aldryann as one of the Series B Preferred Directors. The Second Amended Stockholders’ Agreement also provides that so long as Camden III and Camden III-A hold at least 25% of the shares of Series B Convertible Preferred Stock (the “Series B Shares”), it will have Board observation rights. ATMF shall also have Board observation rights so long as it holds at least 25% of the Series C Shares. Under the terms of the Second Amended Stockholders’ Agreement, the Series B Stockholders and the Series C Stockholders may transfer shares without restriction, subject to a right of first refusal in favor of the Company. The Second Amended Stockholders’ Agreement also provides for preemptive rights with respect to future issuances of equity securities by the Company in favor of each holder of 10,000 Series B Shares, each holder of 10,000 Series C Shares and each Warrant Holder, subject to customary exceptions.
The foregoing description of the Second Amended Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Second Amended Stockholders’ Agreement.
Second Amended and Restated Registration Rights Agreement
The Company previously entered into an Amended and Restated Registration Rights Agreement, dated July 19, 2006, by and among the Company, the Series B Stockholders and the Original Warrant Holders (the “Amended Registration Rights Agreement”). The Amended Registration Rights Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K dated July 19, 2006. The Amended Registration Rights Agreement amended and restated the Registration Rights Agreement, dated as of February 8, 2005, and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 11, 2005. On July 3, 2007, the Company entered into a Second Amended and Restated Registration Rights Agreement (“Second Amended Registration Rights Agreement”), pursuant to which the Company agreed to register the Common Shares issuable upon conversion of the Series B Shares and Series C Shares and exercise of the Warrants under the Securities Act under certain circumstances. These rights include two opportunities to require registration by the Company at any time after the Company is eligible to file a registration statement on Form S-3, as well as the right to participate in other registrations initiated by the Company or other stockholders. The Second Amended Registration Rights Agreement provides for customary indemnifications between the Company, the Series B Stockholders, the Series C Stockholders and the Warrant Holders. Under the Second Amended Registration Rights Agreement, the Company agreed not to grant registration rights with respect to Common Stock to any other person unless such rights are subordinate to those granted under the Second Amended Registration Rights Agreement.
A copy of the Second Amended Registration Rights Agreement is attached as Exhibit 10.9 and is incorporated herein by reference. The foregoing description of the Second Amended Registration Rights Agreement is qualified in its entirety by reference to the full text of the Second Amended Registration Rights Agreement.
Voting Agreement
On July 3, 2007, the Company entered into a Voting Agreement (the “Voting Agreement”) with certain stockholders listed therein whereby each stockholder which is a party to the Voting Agreement agreed to vote all of its shares entitled to vote at a meeting of the Company’s stockholders in favor of the Certificate Amendment.
A copy of the Voting Agreement is attached as Exhibit 10.10 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 3.02 Unregistered Sales of Equity Securities
On July 3, 2007, the Company issued (i) 172,043 Series C Shares convertible into 5,333,333 Common Shares and (ii) 1,066,667 Series C Warrants to purchase Common Shares for an aggregate offering price of $3,999,999.75. The issuance of the Series C Shares was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
On July 3, 2007, the Company issued to the Lenders the Amended and Restated Series A-1 Warrants and Amended and Restated Series B-1 Warrants to replace the Series A Warrants and Series B Warrants and also issued the Series A-2 and Series B-2 Warrants. The issuance of such Warrants was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
Item 3.03. Material Modification to Rights of Security Holders.
Certificate of Designation of Series C Shares
On July 2, 2007, the Company filed a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”), pursuant to which the Series C Shares are entitled to receive cumulative quarterly dividends at an initial rate of 4% per annum on the last day of March, June, September and December of each year. If, within 180 days of the first issue date of the Series C Shares, the Certificate Amendment shall not have been approved by the Company’s stockholders and become effective, then the dividend rate shall increase to 20% per annum. The 180-day period may be extended upon certain events. If the Amendment thereafter becomes effective, the dividend rate shall be readjusted to 8% per annum through July 19, 2010 and thereafter to an annual rate of 12% per annum.
If the Certificate Amendment is not approved by the requisite vote of the Company’s stockholders and become effective on or before July 3, 2008, the Company will be obligated, upon the election of any Series C Stockholder, to redeem all (but not less than all) of the Series C Shares held by such Series C Stockholder at the purchase price thereof plus accumulated but unpaid dividends. If the Series C Shares are redeemed by the Company from a Series C Stockholder, the Series C Warrants held by such Series C Stockholder shall be cancelled.
Upon any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the Series C Shares are entitled to a liquidation preference in an amount per share equal to $23.25 per share, plus any accrued but unpaid dividends. A Change of Control (as defined in the Series C Certificate of Designation) will be considered a liquidation event, unless a majority of the outstanding Series C Shares elect otherwise.
The Series C Shares are convertible at any time and from time to time after the Certificate Amendment shall have become effective, at the option of each holder of Series C Shares, into fully paid and non-assessable Common Shares. Initially, the conversion rate is 31 Common Shares for one Series C Share. However, the conversion price of the Series C Shares is subject to adjustment in the event of a consolidation, merger, subdivision or combination of shares or the issuance of stock dividends, in the event that the Company issues additional Common Shares at a price per share which is less than the conversion price, or in the event that the Company issues convertible securities, warrants, options or other stock purchase rights for which the purchase price for the Common Shares is less than the conversion price.
At any time after July 2, 2011, the Company may convert all of the Series C Shares into Common Shares at the then-applicable conversion price; provided that the Common Shares meets certain requirements with respect to trading volume and price on the market or exchange on which the Common Shares are trading, or if none, by a nationally recognized quotation reporting service and there is then in effect a registration statement permitting the resale of the Common Shares received upon conversion of the Series C Shares.
At any time after the sixth anniversary of the date that Series C Shares are first issued, the Company may redeem the Series C Shares, in whole or in part, at a redemption price equal to $3.00 times the number of Common Shares into which the Series C Shares could then be converted, plus an amount equal to the accrued but unpaid dividends thereon. Until the holders of Series C Shares own less than 50% of the Series C Shares originally issued, the Company cannot take certain actions without obtaining the approval of the holders of a majority of the outstanding Series C Shares, including the issuance, creation, designation or authorization of any securities having rights or preferences senior to or on parity with the Series C Shares, incur indebtedness in excess of $5 million, effect a capital expenditure in excess of $2.5 million, or enter into an acquisition or joint venture for which the consideration is in excess of $2.5 million.
As disclosed in Item 1.01 above, for so long as at least fifty percent (50%) of the Series C Shares remain outstanding, the holders thereof shall be entitled to elect, at a meeting of such stockholders, two Series C Preferred Directors, who will not serve a classified term with the directors elected by the holders of Common Shares or together with the holders of any other class or series of capital stock entitled to vote thereon. In addition, holders of the Series C Shares are entitled to vote with the holders of Common Shares as a single class at stockholders’ meetings on an as-converted basis.
The rights of holders of Common Shares have been materially limited by the issuance of the Series C Shares. The general effect of the issuance of the Series C Shares upon the rights of the holders of Common Shares is more fully described in the Series C Certificate of Designation, as described above. The foregoing description is qualified in its entirety by reference to the copy of the Series C Certificate of Designation filed as Exhibit 4.1 to this Form 8-K.
Adjustment of Conversion Price and Conversion Rate of Series B Shares
As a result of the issuance of the Series C Shares and Series C Warrants at a conversion price and exercise price, respectively, of $.75, the antidilution provisions of the Series B Shares as set forth in the Series B Certificate of Designation caused the conversion price of the Series B Shares to be reduced from $1.80 to $1.54 and the conversion rate to be increased from 20.8333 to 24.3506. As a result, the number of Common Shares into which the Series B Stockholders may convert their Series B Shares increased from 3,639,432 to 4,253,879.
Item 5.02. Election of Directors.
Stuart O. Smith and David A. Goldfinger resigned as Directors of the Company effective as of the closing of the sale of the Series C Shares on July 3, 2007, in order to accommodate the election of two Series C Preferred Directors by the Series C Stockholders as provided by the Series C Certificate of Designation and the Second Amended Stockholders’ Agreement. Because the Series C Stockholders were unable to convene a meeting to elect the Series C Preferred Directors designated to serve, Arnold Jacob and Robert Orley, the Board of Directors appointed them to fill the vacancies created by the resignations until the Series C Stockholders can hold a meeting to elect them as Series C Preferred Directors or until the next meeting of stockholders at which Directors are elected, whichever occurs first.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The disclosure under Item 3.03 above is incorporated herein by reference with respect to the Certificate of Designation.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Company dated July 2, 2007.

4.2	Specimen certificate for shares of the Series C Convertible Preferred Stock.

10.1	Series C Stock and Warrant Purchase Agreement, dated as of July 2, 2007, by and among the Company and the Series C Stockholders.

10.2	Form of Series C Warrant.

10.3	Amendment No. 1 to Credit Agreement, dated as of July 3, 2007, by and among the Company, Camden LLC and the Lenders.

10.4	Form of Amended and Restated Series A-1 Warrant.

10.5	Form of Amended and Restated Series B-1 Warrant.

10.6	Form of Series A-2 Warrant.

10.7	Form of Series B-2 Warrant.

10.8	Second Amended and Restated Stockholders’ Agreement, dated as of July 3, 2007, by and among the Company, the Series B Stockholders, the Series C Stockholders and the Warrant Holders.

10.9	Second Amended and Restated Registration Rights Agreement, dated as of July 3, 2007, by and among the Company, the Series B Stockholders, the Series C Stockholders and the Warrant Holders.

Exhibit No.	Description

10.10	Voting Agreement, dated as of July 3, 2007, by and among the Company and the Stockholders named therein.

99.1	Press Release, dated July 6, 2007, announcing the Sale of the Series C Shares and Series C Warrants, the adjustment to the conversion price and conversion rate of the Series B Shares, Amendment No. 1 to the Credit Agreement and the new Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.
Date July 6, 2007	By /s/ Charles M. Caporale
Charles M. Caporale
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Company dated July 2, 2007.

4.2	Specimen certificate for shares of the Series C Convertible Preferred Stock.

10.1	Series C Stock and Warrant Purchase Agreement, dated as of July 2, 2007, by and among the Company and the Series C Stockholders.

10.2	Form of Series C Warrant.

10.3	Amendment No. 1 to Credit Agreement, dated as of July 3, 2007, by and among the Company, Camden LLC and the Lenders.

10.4	Form of Amended and Restated Series A-1 Warrant.

10.5	Form of Amended and Restated Series B-1 Warrant.

10.6	Form of Series A-2 Warrant.

10.7	Form of Series B-2 Warrant.

10.8	Second Amended and Restated Stockholders’ Agreement, dated as of July 3, 2007, by and among the Company, the Series B Stockholders, the Series C Stockholders and the Warrant Holders.

10.9	Second Amended and Restated Registration Rights Agreement, dated as of July 3, 2007, by and among the Company, the Series B Stockholders, the Series C Stockholders and the Warrant Holders.

10.10	Voting Agreement, dated as of July 3, 2007, by and among the Company and the Stockholders named therein.

99.1	Press Release, dated July 6, 2007, announcing the Sale of the Series C Shares and Series C Warrants, the adjustment to the conversion price and conversion rate of the Series B Shares, Amendment No. 1 to the Credit Agreement and the new Directors.
E-1